Exhibit 4.8

EXECUTION COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of May 26, 2006, and entered into by and among Unifi, Inc. (the “Company”), the domestic subsidiaries of the Company listed on the signature pages hereof (together with any subsidiary that becomes a party hereto after the date hereof, the “Company Subsidiaries”), Bank of America, N.A., in its capacity as administrative agent under the SCF Credit Agreement, including its successors and assigns from time to time (the “SCF Agent”), and U.S. Bank National Association, in its capacity as trustee and collateral agent under the Indenture, including its successors and assigns from time to time (in such capacities, the “Notes Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the Company Subsidiaries, the SCF Lenders, and the SCF Agent have entered into that certain Amended and Restated Credit Agreement, dated as of May 26, 2006 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Initial SCF Credit Agreement”) in favor of the Company;

The Company has issued, or will issue, $190,000,000 11.50% senior secured notes due 2014 (the “Initial Notes”) under an indenture, dated as of May 26, 2006 (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Indenture”) among the Company, each Guarantor (as defined in the Indenture), and the Notes Agent;

In order to induce the SCF Agent and the SCF Lenders to consent to the Grantors incurring the Note Obligations and granting the Liens to the Notes Agent and in order to induce the Notes Agent and the Noteholders to consent to the Grantors incurring the SCF Obligations and granting the Liens to SCF Agent, the SCF Agent, on behalf of the SCF Lenders, and the Notes Agent, on behalf of the Noteholders, have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.	DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period, which begins on the earlier of (a) the day on which the SCF Agent provides the Notes Agent with the notice of its election to request access pursuant to Section 3.3(b) below and (b) the fifth Business Day after the

Notes Agent provides the SCF Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such parcel and ends on the earliest of (i) the 120th day after the date (the “Initial Access Date”) on which the SCF Agent initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the SCF Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, (ii) the date on which all or substantially all of the SCF Primary Collateral located on such Mortgaged Premises is sold, collected or liquidated, (iii) the date on which the Discharge of SCF Obligations occurs, and (iv) the date on which the SCF Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the SCF Agent or the Notes Agent, as applicable, or waived in writing.

“Accounts” means all now present and future “accounts” and “payment intangibles” (in each case, as defined in Article 9 of the UCC).

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent and/or the SCF Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agents” means the SCF Agent and the Notes Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bank Products” means any one or more of the following types of services or facilities extended to any Grantor by any SCF Lender or any Affiliate of a SCF Lender in reliance on such SCF Lender’s agreement to indemnify such Affiliate: (i) any cash management or related services (including, without limitation, automated clearinghouse transactions, return items, overdrafts and interstate depository network services); (ii) cash management, including controlled disbursement services; (iii) commercial credit card and merchant card services; (iv) products under Hedge Agreements; and (v) such other banking products or services provided by any SCF Lender or any Affiliate of any SCF Lender

as may be requested by any Grantor, excluding Letters of Credit (as defined in the SCF Credit Agreement).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.

“Chattel Paper” means all present and future “chattel paper” (as defined in Article 9 of the UCC).

“Claimholder” means any Note Claimholder or SCF Claimholder, as applicable.

“Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, constituting either SCF Primary Collateral or Note Primary Collateral.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Company Subsidiary” has the meaning assigned to that term in the Preamble to this Agreement.

“Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.

“Copyright Licenses” means any present or future written agreement, naming any Grantor as licensor or licensee, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in any works which are subject to copyright protection pursuant to Title 17 of the United States Code, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office and (b) all renewals thereof.

“Deposit Accounts” means all present and future “deposit accounts” (as defined in Article 9 of the UCC).

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of Note Obligations” means, except to the extent otherwise expressly provided in Section 5.5, discharge of the Notes as provided for in Section 11.01 of the Indenture.

“Discharge of SCF Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a) indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the SCF Loan Documents and constituting SCF Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted);

(b) indefeasible payment in full in cash of all other SCF Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;

(c) termination or expiration of all commitments, if any, to extend credit that would constitute SCF Obligations; and

(d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the SCF Agent, but in no event greater than 100% of the aggregate undrawn face amount, plus commissions, fees, and expenses) of all letters of credit issued under the SCF Loan Documents and constituting SCF Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Enforcement” means, collectively or individually for one or both of the SCF Agent and the Notes Agent, when a SCF Default or Note Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the SCF Loan Documents, the Note Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following a SCF Default or a Note Default, as applicable, in connection with which the SCF Agent or the Note Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting SCF Primary Collateral, against the SCF Obligations pursuant to the provisions of the SCF Loan Documents, and (v) the cessation of lending pursuant to the provisions of the SCF Loan Documents, including upon the occurrence of a default on the existence of an overadvance.

“Enforcement Notice” means a written notice delivered, at a time when a SCF Default or Note Default has occurred and is continuing, by either SCF Agent or the Notes Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the SCF Obligations or the Note Obligations, as applicable, and requesting the current balance of the SCF Obligations or Note Obligations, as applicable, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either the SCF Agent or the Notes Agent of an Enforcement Notice from the other until the earliest of (i) in the case of an Enforcement Period commenced by the Notes Agent, the Discharge of Note Obligations, (ii) in the case of an Enforcement Period commenced by SCF Agent, the Discharge of SCF Obligations, (iii) the SCF Agent or the Notes Agent (as applicable) agrees in writing to terminate the Enforcement Period, or (iv) the date on which the SCF Default or the Note Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the SCF Agent or the Notes Agent, as applicable, or waived in writing.

“Equipment” means: (i) all “equipment” (as defined in Article 9 of the UCC), (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, “fixtures” (as defined in the UCC) and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, wherever located, now or hereafter existing, including any fixtures.

“General Intangibles” means all present and future “general intangibles” (as defined in Article 9 of the UCC), but excluding “payment intangibles” (as defined in Article 9 of the UCC), Hedge Agreements and Intellectual Property and any rights thereunder.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, each Company Subsidiary and each other Person that has or may from time to time hereafter execute and deliver a SCF Security Document or a Note Security Document as a grantor of a security interest (or the equivalent thereof).

“Hedge Agreements” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, entered into with a Lender Counterparty for the purpose of hedging the Grantors’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the SCF Credit Agreement or the Indenture, as applicable.

“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.

“Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”

“Initial Notes” has the meaning assigned to that term in the Recitals.

“Initial SCF Credit Agreement” has the meaning assigned to that term in the Recitals.

“Initial Use Date” has the meaning assigned to that term in the definition of the term “Use Period.”

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;

(d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or

(e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Instruments” means all present and future “instruments” (as defined in Article 9 of the UCC).

“Intellectual Property” means, collectively, all the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses and all other intellectual property of the Grantors.

“Inventory” means all present and future “inventory” (as defined in Article 9 of the UCC) including, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory; and all such goods which are returned to or repossessed by any Grantor, all computer programs embedded in any such goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Property” means all present and future “investment property” (as defined in Article 9 of the UCC), including, without limitation, all Capital Stock of Subsidiaries of the Company.

“Lender Counterparty” means each SCF Lender or any Affiliate of a SCF Lender counterparty to a Hedge Agreement (including any Person who is a SCF Lender (and any Affiliate thereof) as of the date hereof but subsequently, after entering into a Hedge Agreement, ceases to be a SCF Lender), including, without limitation, each such Affiliate that enters into a joinder agreement with the SCF Agent.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Maintenance Covenant” any maintenance or other financial covenant that is tested on an “at all times” basis in relation to the then-financial condition of the Company and/or the Company Subsidiaries.

“Majority SCF Lenders” means the “Majority Lenders” (as defined in the SCF Credit Agreement).

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Note Mortgage and/or a SCF Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Non-Conforming Plan of Reorganization” any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI.

“Note Claimholders” means, at any relevant time, the holders of Note Obligations at that time, including the Noteholders and the Notes Agent under the Note Documents.

“Note Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Note Obligations.

“Note Default” means an “Event of Default” as defined in the Indenture.

“Note Documents” means the Indenture, the Notes, the purchase agreements entered thereunder with respect to issuance of the Notes, and the Collateral Agreements (as defined in the Indenture) and each of the other agreements, documents and instruments providing for or evidencing any other Note Obligation, and any other document or instrument executed or delivered at any time in connection with any Note Obligations, including any intercreditor or joinder agreement among holders of Note Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“Note General Intangibles” means all General Intangibles which are not SCF General Intangibles.

“Note Investment Property” means all Investment Property which is not SCF Investment Property.

“Noteholders” means the “Holders” under and as defined in the Indenture.

“Note Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Note Obligations or under which rights or remedies with respect to any such Liens are governed.

“Note Obligations” means all Obligations outstanding under the Notes and the other Note Documents. “Note Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Note Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Note Primary Collateral” means all now owned or hereafter acquired Note Collateral that constitutes: (a) Equipment; (b) Real Estate Assets; (c) Note General Intangibles; (d) Note Investment Property; (e) documents of title related to Equipment; (f) all letter-of-credit rights arising out of or related to any of the property or interests in property described in this definition; (g) letters of credit transferred to the Notes Agent or any Noteholder, or with respect to which the proceeds thereof have been assigned to the Notes Agent or any Noteholder, or on which the Notes Agent or any Noteholder is named as beneficiary, in each case arising out of or related to the property or interests in property described in this definition; (h) ”supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; (i) Note Cash Collateral Account; and (j) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Note Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Note Obligations or under which rights or remedies with respect to such Liens are governed.

“Note Standstill Period” has the meaning set forth in Section 3.1(a)(1).

“Notes” means, collectively, (a) the Initial Notes, (b) the Exchange Notes and the Additional Notes (as such terms are defined in the Indenture), and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Note, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.

“Notes Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including either Agent), the SCF Claimholders, the Note Claimholders or any of them or their respective Affiliates, arising from or in connection with the SCF Loan Documents, the Note Documents or Bank Products, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations”, as defined in the SCF Credit Agreement, and the “Indebtedness”, as defined in the Indenture, under the Notes.

“Patent Licenses” means all present and future agreements, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.

“Permitted Refinancing Agreements” means, with respect to either the SCF Credit Agreement or the Notes, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the SCF Credit Agreement or the Notes, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those that (a) are permitted to exist at the time of the Permitted Refinancing in the SCF Loan Documents or the Note Documents, as applicable; or (b) could be included in the SCF Documents or the Note Documents, as applicable, by an amendment or other modification that would not be prohibited by Section 5.3(c) or Section 5.3(d), as applicable.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Protective Advances” means amounts expended by the SCF Agent or the Notes Agent to protect or enforce rights in the Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

“Records” means all present and future “records” (as defined in Article 9 of the UCC).

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“SCF Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“SCF Claimholders” means, at any relevant time, the holders of SCF Obligations at that time, including the SCF Lenders and the SCF Agent under the SCF Loan Documents.

“SCF Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any SCF Obligations.

“SCF Commitments” means the “Commitments” (as defined in the SCF Credit Agreement).

“SCF Credit Agreement” means collectively, (a) the Initial SCF Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial SCF Credit Agreement or any other agreement or instrument referred to in this clause, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial SCF Credit Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a SCF Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the SCF Credit Agreement hereunder shall be deemed a reference to any SCF Credit Agreement then in existence.

“SCF Default” means an “Event of Default” (as defined in the SCF Credit Agreement).

“SCF General Intangibles” means all General Intangibles other than any uncertificated securities representing Capital Stock of any Subsidiary of the Company or the Guarantors (as defined in the Indenture) and each Person in which the Company or a Guarantor has a direct interest.

“SCF Investment Property” means all Investment Property other than Capital Stock of any Subsidiary of the Company or the Guarantors (as defined in the Indenture) and each Person in which the Company or a Guarantor has a direct interest.

“SCF Lenders” means the “Lenders” under and as defined in the SCF Loan Documents.

“SCF Loan Documents” means the SCF Credit Agreement and the Loan Documents (as defined in the SCF Credit Agreement), including Hedge Agreements and other Bank Products, and each of the other agreements, documents and instruments providing for or evidencing any other SCF Obligation, and any other document or instrument executed or delivered at any time in connection with any SCF Obligations, including any intercreditor or joinder agreement among holders of SCF Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

“SCF Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any SCF Obligations or under which rights or remedies with respect to any such Liens are governed.

“SCF Obligations” means all Obligations outstanding under the SCF Credit Agreement and the other SCF Loan Documents, including any Bank Products. “SCF Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant SCF Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“SCF Primary Collateral” means all now owned or hereafter acquired SCF Collateral that constitutes: (a) Accounts, other than “payment intangibles” (as defined in Article 9 of the UCC) which constitute identifiable proceeds of Note Primary Collateral; (b) all Inventory or documents of title for any Inventory; (c) Deposit Accounts, Securities Accounts (including all cash, marketable securities and other funds held in or on deposit in either of the foregoing), Instruments and Chattel Paper; provided, however, that to the extent that Instruments or Chattel Paper constitute identifiable proceeds of Note Primary Collateral or other identifiable proceeds of Note Primary Collateral are deposited or held in any such Deposit Accounts or Securities Accounts, then (as provided in Section 3.5 below) such Instruments, Chattel Paper or other identifiable proceeds shall be treated as Note Primary Collateral; (d) Intellectual Property; (e) SCF Investment Property; (f) all letter-of-credit rights arising out of or related to any of the property or interests in property described in this definition or which are otherwise included in the Borrowing Base (as defined in the SCF Credit Agreement); (g) letters of credit transferred to the SCF Agent or any SCF Lender, or with respect to which the proceeds thereof have been assigned to the SCF Agent or any SCF Lender, or on which the SCF Agent or any SCF Lender is named as beneficiary, in each case arising out of or related to the property or interests in property described in this definition or which are otherwise included in the Borrowing Base (as defined in the SCF Credit Agreement); (h) credit insurance with respect to any Accounts; (i) Records and related data processing software (owned by any Grantor or in which it has an interest); (j) “supporting obligations” (as defined in Article 9 of the UCC), commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; (k) other SCF General Intangibles; and (l) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“SCF Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any SCF Obligations or under which rights or remedies with respect to such Liens are governed.

“SCF Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Secured Parties” means the SCF Claimholders and the Note Claimholders.

“Securities Accounts” means all present and future “securities accounts” (as defined in Article 8 of the UCC), including all monies, “uncertificated securities,” and “securities entitlements” (as defined in Article 8 of the UCC) contained therein.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Trademark License” means any present or future agreement, written or oral, providing for the grant by or to a grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Use Period” means, with respect to the Note Primary Collateral (exclusive of Note Primary Collateral located on each parcel of the Mortgaged Premises), the period, after the commencement of an Enforcement Period by the SCF Agent, which begins on the earlier of (a) the day on which the SCF Agent provides the Notes Agent with an Enforcement Notice and (b) the fifth Business Day after the Notes Agent provides the SCF Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such Collateral and ends on the earliest of (i) the 120th day after the date (the “Initial Use Date”) on which the SCF Agent initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, such Note Primary Collateral plus such number of days, if any, after the Initial Use Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to such Note Primary Collateral, (ii) the date on which all or substantially all of the SCF Primary Collateral is sold, collected or liquidated, (iii) the date on which the Discharge of SCF Obligations occurs, and (iv) the date on which the SCF Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the SCF Agent or waived in writing.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;

(e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;

(h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in while or part, and in effect on the pertinent date; and

(i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to, but not through.”

II.	LIEN PRIORITIES.

2.1 Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Note Obligations granted on the Collateral or of any Liens securing the SCF Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the SCF Loan Documents or the Note Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the SCF Obligations or the Note Obligations or any other circumstance whatsoever, the SCF Agent, on behalf of the SCF Claimholders, and the Notes Agent, on behalf of the Note Claimholders, hereby agree that:

(a) any Lien of the SCF Agent on the SCF Primary Collateral securing the SCF Obligations, whether such Lien is now or hereafter held by or on behalf of the SCF Agent or any other SCF Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the SCF Primary Collateral securing any Note Obligations or any other Obligations owing to or otherwise in favor of the Note Claimholders; and

(b) any Lien of the Notes Agent on the Note Primary Collateral securing the Note Obligations, whether such Lien is now or hereafter held by or on behalf of the Notes Agent, any other Note Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Note Primary Collateral securing any SCF Obligations or any other Obligations owing to or otherwise in favor of the SCF Claimholders.

2.2 Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Note Claimholder, and the SCF Agent, on behalf of each SCF Claimholder, consents to the granting of Liens in favor of the other to secure the SCF Obligations and the Note Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the SCF Claimholders to secure the payment of the SCF Obligations or any of the Note Claimholders to secure the payment of the Note Obligations, (b) the priority, validity or enforceability of the SCF Obligations or the Note Obligations, including the allowability or priority of the Note Obligations or the SCF Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the SCF Agent, on behalf of the SCF Claimholders, or the Notes Agent, on behalf of the Note Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.

2.3 No New Liens. So long as neither the Discharge of SCF Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI hereof, that the Company shall not, and shall not permit any other Grantor to:

(a) other than in connection with a satisfaction and discharge or defeasance of the Note Obligations pursuant to Section 8.02 or Section 11.01 of the Indenture in effect as of the date hereof, grant or permit any additional Liens on any asset or property to secure any Obligations owing to or otherwise in favor of the Note Claimholders unless it has granted or concurrently grants a Lien on such asset or property to secure the SCF Obligations; or

(b) grant or permit any additional Liens on any asset or property to secure any SCF Obligations owing to or otherwise in favor of the SCF Claimholders unless it has granted or concurrently grants a Lien on such asset or property to secure the Note Obligations.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the SCF Agent on behalf of the SCF Claimholders and the Notes Agent, on behalf of Note Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the SCF Collateral and the Note Collateral be identical except as provided in Article VI. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the SCF Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the SCF Collateral and the Note Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the SCF Loan Documents and the Note Documents; and

(b) that the SCF Security Documents and the Note Security Documents and guarantees for the SCF Obligations and the Note Obligations, subject to Section 5.3(b), shall be in all material respects the same forms of documents in respect of the extent of the Collateral securing the respective Obligations (but for this Agreement) and the remedies in respect thereof.

III.	ENFORCEMENT.

3.1 Exercise of Remedies — Restrictions on the Notes Agent and the Note Claimholders.

(a) Until the Discharge of SCF Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the Notes Agent and the other Note Claimholders:

(1) will not be entitled to exercise or seek to exercise, and will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Note Standstill Period), any rights, powers, or remedies with respect to any SCF Primary Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Notes Agent or any Note Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any such

Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)); provided, however, that the Notes Agent may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the Notes Agent declared the existence of a Note Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Note Obligations, and demanded payment thereof and (ii) the date on which the SCF Agent received the Enforcement Notice from the Notes Agent relating to such action; provided, further, however, that neither the Notes Agent nor any other Note Claimholder shall be entitled to exercise (and shall not exercise) any rights, powers, or remedies with respect to the SCF Primary Collateral if, notwithstanding the expiration of such 180 day period, the SCF Agent or the other SCF Claimholders (A) shall have commenced and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Notes Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Notes Agent and the other Note Claimholders may not pursuant to this Section 3.1(a)(1) exercise any rights, powers, or remedies with respect to the SCF Primary Collateral, the “Note Standstill Period”);

(2) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the SCF Agent or any other SCF Claimholder relating to the SCF Primary Collateral or any other exercise by the SCF Agent or any other SCF Claimholder of any other rights, powers and remedies relating to the SCF Primary Collateral, including any sale, lease, exchange, transfer, or other disposition of the SCF Primary Collateral, whether under the SCF Loan Documents, applicable law, or otherwise; and

(3) subject to their rights under clause (a)(1) above (and under clause (6) of Section 3.1(c)), will not object to the forbearance by the SCF Agent or the SCF Claimholders from bringing or pursuing any Enforcement with respect to the SCF Primary Collateral;

(4) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Notes Agent or the Note Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the SCF Agent or the SCF Claimholders (a) enforce or collect (or attempt to collect) the SCF Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the SCF Primary Collateral securing the SCF Obligations, regardless of whether any action or failure to act by or on behalf of the SCF Agent or SCF Claimholders is adverse to the interest of the Notes Agent or the Note Claimholders. Without limiting the generality of the foregoing, the Note Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the SCF Primary Collateral, on the ground(s) that any such disposition of SCF Primary Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(5) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), acknowledge and agree that no covenant, agreement or restriction contained in the Note Security Documents or any other Note Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the SCF Agent or the SCF Claimholders with respect to the SCF Primary Collateral as set forth in this Agreement and the SCF Loan Documents;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Note Obligations of the Note Claimholders shall attach to any proceeds resulting from actions taken by the SCF Agent or any SCF Claimholder with respect to the SCF Primary Collateral in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of SCF Obligations.

(b) Until the earlier of Discharge of SCF Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the SCF Agent and the other SCF Claimholders shall have the right to enforce rights, exercise powers or remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of SCF Primary Collateral by the respective Grantors after a SCF Default) make determinations regarding the release, disposition, or restrictions with respect to the SCF Primary Collateral without any consultation with or the consent of the Notes Agent or any Note Claimholder; provided, however, that the Lien securing the Note Obligations shall remain on the proceeds (other than those properly applied to the SCF Obligations in accordance with the SCF Loan Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights, powers, and remedies with respect to the SCF Primary Collateral, the SCF Agent and the SCF Claimholders may enforce the provisions of the SCF Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the SCF Primary Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the Notes Agent and any Note Claimholder may:

(1) file a claim or statement of interest with respect to the Note Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action (not adverse to the priority status of the Liens on the SCF Primary Collateral, or the rights of the SCF Agent or any of the SCF Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Section 3.1(a) hereof, not enforce) its Lien on any of the SCF Primary Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Note Claimholders, including any claims secured by the SCF Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction);

(5) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the SCF Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Note Standstill Period to the extent permitted by Section 3.1(a)(1).

The Notes Agent, on behalf of the Note Claimholders, agrees that any Note Claimholder will not be entitled to, and will not, take or receive any SCF Primary Collateral or any proceeds of such Collateral in connection with the exercise of any right, power, or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of SCF Obligations has occurred, except as expressly provided in Sections 3.1(a)(1), 6.7 and clause (6) of this Section 3.1(c), the sole right of the Notes Agent and the Note Claimholders with respect to the SCF Primary Collateral is to hold a Lien on such Collateral pursuant to the

Note Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of SCF Obligations has occurred.

(d) Except as otherwise specifically set forth in Sections 3.1(a), 3.4 and 3.5 and Article 6, the Notes Agent and the Note Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Note Primary Collateral, in each case, in accordance with the terms of the Note Documents and applicable law; provided, however, that in the event that the Notes Agent or any Note Claimholder becomes a judgment Lien creditor in respect of SCF Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Note Obligations or any other Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the SCF Obligations) as the other Liens securing the Note Obligations or any other Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by the Notes Agent or any other Note Claimholders of the required payments of interest, principal and other amounts owed in respect of the Note Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Agent or any Note Claimholders of rights or remedies as a secured creditor (including set-off) with respect to SCF Primary Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the SCF Agent or the SCF Claimholders may have against the Grantors under the SCF Loan Documents.

3.2 Exercise of Remedies — Restrictions on the SCF Agent and SCF Claimholders.

(a) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the SCF Agent and the other SCF Claimholders:

(1) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the SCF Standstill Period) any rights, powers, or remedies with respect to any Note Primary Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the SCF Agent or any SCF Claimholder is a party, (B) any right to undertake self-help re-possession or nonjudicial disposition of such Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the SCF Agent may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the date on which the SCF Agent declared the existence of a SCF Default, accelerated

(to the extent such amount was not already due and owing) the principal amount of all SCF Obligations, and demanded payment thereof and (ii) the date on which the Notes Agent received the Enforcement Notice from the SCF Agent relating to such action; provided, further, however, that neither the Agent nor the other SCF Claimholders shall exercise any remedies with respect to the Notes Primary Collateral if, notwithstanding the expiration of such 180 day period, the Notes Agent or the Notes Claimholders (if permitted by the provisions of the Indenture) (A) shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the SCF Agent) or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the SCF Agent and the other SCF Claimholders may not pursue pursuant to this Section 3.2(a)(1) exercise or seek to exercise any rights, powers, or remedies with respect to the Note Primary Collateral, the “SCF Standstill Period”); provided, finally, however, that the SCF Agent, independent in all respects of the preceding provisos, may exercise the rights provided for in Section 3.3 (with respect to any Access Period) and Section 3.4 (with respect any Access Period or Use Period);

(2) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Notes Agent or any other Note Claimholder relating to the Note Primary Collateral or any other exercise by the Notes Agent or any other Note Claimholder of any rights, powers and remedies relating to the Note Primary Collateral, including any sale, lease, exchange, transfer, or other deposition of the Note Primary Collateral, whether under the Note Documents, applicable law, or otherwise subject to the Notes Agent’s and the other Note Claimholders’ obligations under Sections 3.3 and 3.4; and

(3) subject to their rights under clause (a)(1) above (and clause (6) of Section 3.2(c)), will not object to the forbearance by the Notes Agent or the Note Claimholders from bringing or pursuing any Enforcement with respect to the Noteholder Primary Collateral;

(4) Subject to Sections 3.2(c) and Sections 3.3, 3.4, and 3.5, irrevocably, absolutely and unconditionally waive any and all rights the SCF Agent and SCF Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Notes Agent or the Note Claimholders (a) enforce or collect (or attempt to collect) the Note Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Note Primary Collateral securing the Note Obligations, regardless of whether any action or failure to act by or on behalf of the Notes Agent or Note Claimholders is adverse to the interest of the SCF Claimholders. Without limiting the generality of the foregoing, the SCF Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Note Primary Collateral, on the ground(s) that any such disposition of

Note Primary Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and

(5) Subject to Sections 3.2(a) and (c) and Sections 3.3, 3.4, and 3.5, acknowledge and agree that no covenant, agreement or restriction contained in the SCF Security Documents or any other SCF Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Agent or the Note Claimholders with respect to the Note Primary Collateral as set forth in this Agreement and the Note Documents;

provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the Revolving Obligations of the SCF Claimholders shall attach to any proceeds resulting from actions taken by the Notes Agent or any Note Claimholder with respect to the Note Primary Collateral in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Note Obligations.

(b) Until the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the Note Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Note Primary Collateral by the respective Grantors after a Note Default) determinations regarding the release, disposition, or restrictions with respect to the Note Primary Collateral without any consultation with or the consent of the SCF Agent or any SCF Claimholder subject to the Notes Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4; provided, however, that the Lien securing the SCF Obligations shall remain on the proceeds (other than those properly applied to the Note Obligations in accordance with the Note Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Note Primary Collateral, the Notes Agent and the Note Claimholders may enforce the provisions of the Note Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Notes Agent’s and the Note Claimholders’ obligations under Sections 3.3 and 3.4. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Note Primary Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding anything to the contrary contained herein, the SCF Agent and any SCF Claimholder may:

(1) file a claim or statement of interest with respect to the SCF Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action (not adverse to the priority status of the Liens on the Note Primary Collateral, or the rights of the Notes Agent or any of the Note Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but, subject to the provisions of Section 3.2(a)(1), 3.3, and 3.4, not enforce) its Lien on any of the Note Primary Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the SCF Claimholders, including any claims secured by the Note Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction);

(5) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Notes Agent shall be entitled to have any such vote changed and any such support withdrawn; and

(6) exercise any of its rights, powers, and/or remedies with respect to any of the Collateral to the extent permitted by Sections 3.2(a)(1), 3.3, and 3.4.

The SCF Agent, on behalf of itself and the SCF Claimholders, agrees that it will not take or receive any Note Primary Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Note Obligations has occurred, except as expressly provided in Sections 3.2(a)(1), 3.3, 3.4, 3.5, and this clause (6) of Section 3.2(c), the sole right of the SCF Agent and the SCF Claimholders with respect to the Note Primary Collateral is to hold a Lien on such Collateral pursuant to the SCF Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Note Obligations has occurred.

(d) Except as otherwise specifically set forth in Sections 3.2(a) and 3.5 and Article 6, the SCF Agent and the SCF Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the SCF Primary Collateral, in each case, in accordance with the terms of the SCF Loan Documents and applicable law; provided, however, that in the event that any SCF Claimholder becomes a judgment Lien creditor in respect of Note Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the SCF Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Note Obligations) as the other Liens securing the SCF Obligations are subject to this Agreement.

(e) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the SCF Agent or any SCF Claimholders of the required payments of interest, principal and other amounts owed in respect of the SCF Obligations so long as such receipt is not the direct or indirect result of the exercise by the SCF Agent or any SCF Claimholders of rights or remedies as a secured creditor (including set-off with respect to Note Primary Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Notes Agent or the Note Claimholders may have against the Grantors under the Note Documents.

3.3 Exercise of Remedies — Collateral Access Rights.

(a) The SCF Agent and the Notes Agent agree not to commence Enforcement until an Enforcement Notice has been given to the other Agent. Subject to the provisions of Sections 3.1 and 3.2 above, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other SCF Claimholders or the other Note Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

(b) If the Notes Agent, or any agent or representative of the Notes Agent, or any receiver, shall, after any Note Default, obtain possession or physical control of any of the Mortgaged Premises, the Notes Agent shall promptly notify the SCF Agent in writing of that fact, and the SCF Agent shall, within ten (10) Business Days thereafter, notify the Notes Agent in writing as to whether the SCF Agent desires to exercise access rights under this Agreement. In addition, if the SCF Agent, or any agent or representative or the SCF Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Note Primary Collateral located on any premises other than a Mortgaged Premises or control over any intangible Note Primary Collateral, following the delivery to the Note Agent of an Enforcement Notice, then the SCF Agent shall promptly notify the Note Agent that the SCF Agent is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by the SCF Agent to the Notes Agent, the parties shall confer in good faith to coordinate with respect to the SCF Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.

(c) During any pertinent Access Period, the SCF Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Note Primary Collateral for the purpose of arranging for and effecting the sale or disposition of SCF Primary Collateral located on such parcel, including the production, completion, packaging and other preparation of such SCF Primary Collateral for sale or disposition. During any such Access Period, the SCF Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the SCF Primary Collateral, as well as to engage in bulk sales of SCF Primary Collateral. The SCF Agent shall take proper and reasonable care under the circumstances of any Note Primary Collateral that is used by the SCF Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the SCF Agent or its agents, representatives or designees and the SCF Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Note Primary Collateral. The SCF Agent and the SCF Claimholders shall indemnify and hold harmless the Notes Agent and the Note Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the SCF Agent and the SCF Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the SCF Primary Collateral therefrom. The SCF Agent and the Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Notes Agent to show the Note Primary Collateral to prospective purchasers and to ready the Note Primary Collateral for sale.

(d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the SCF Agent from exercising any of its rights hereunder, then the Access Period granted to the SCF Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. If the Notes Agent shall foreclose or otherwise sell or dispose of any of the Note Primary Collateral during the Access Period, the Notes Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Note Primary Collateral subject to the terms of this Agreement, and notwithstanding such foreclosure, sale or other disposition by the Notes Agent, the Notes Agent shall not be relieved of its obligation, but instead shall remain obligated, to ensure that the SCF Agent and the SCF Claimholders shall continue to be able to exercise their rights under this Section 3.3 and Section 3.4 during the Access Period or Use Period, as applicable.

(e) The SCF Agent and the SCF Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3 and Section 3.4, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3 and Section 3.4.

3.4 Exercise of Remedies — Note General Intangibles Rights/Access to Information. The Notes Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the SCF Agent and its agents, representatives and designees (a) an irrevocable royalty-free, rent-free license and lease (which will be binding on any successor or assignee of any Note Primary Collateral) to use, all of the Note Primary Collateral, including any computer or other data processing Equipment and Note General Intangibles, to collect all Accounts, to copy, use, or preserve any and all information relating to any of the Collateral, and to complete the manufacture, packaging and sale of (i) work-in-process, (ii) raw materials and (iii) complete inventory and (b) an irrevocable royalty-free license (which will be binding on any successor or assignee of the Note General Intangibles) to use any and all Note General Intangibles at any time in connection with its Enforcement; provided, however, (A) the royalty-free, rent-free license and lease granted in clause (a) with respect to the applicable Note Primary Collateral (exclusive of any Note General Intangibles), shall immediately expire upon the end of (1) the Access Period applicable to such Note Primary Collateral located on any Mortgaged Premises and (2) the applicable Use Period with respect to any Note Primary Collateral not located on any Mortgaged Premises and (B) the royalty-free license granted in clause (b) with respect to any Note General Intangibles shall immediately expire upon the end of the applicable Use Period.

3.5 Exercise of Remedies — Set-Off and Tracing of and Priorities in Proceeds. The Notes Agent, on behalf of the Note Claimholders, acknowledges and agrees that, to the extent the Notes Agent or any Note Claimholder exercises its rights of set-off against any Grantors’ Deposit Accounts, Securities Accounts or other assets, the amount of such set-off shall be deemed to be SCF Primary Collateral to be held and distributed pursuant to Section 4.3; provided, however, that the foregoing shall not apply to any set-off by the Notes Agent against any Note Primary Collateral (including the Notes Collateral Account) to the extent applied to payment of Note Obligations. The SCF Agent, for itself and on behalf of the SCF Claimholders, and the Notes Agent, for itself and on behalf of the Note Claimholders, further agree that prior to an issuance of an Enforcement Notice, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the SCF Claimholders and the Note Claimholders) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of SCF Obligations occurs, subject to Section 4.2, the Notes Agent and the Note Claimholders each hereby consents to the application, prior to the receipt by the SCF Agent of an Enforcement Notice issued by the Notes Agent, of cash or other proceeds of Collateral, deposited under Account Agreements to the repayment of SCF Obligations pursuant to the SCF Loan Documents.

IV.	PAYMENTS.

4.1 Application of Proceeds.

(a) So long as the Discharge of SCF Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all SCF Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies or other Enforcement by either Agent or any SCF Claimholders or Note Claimholders, shall be delivered to the SCF Agent and shall be applied or further distributed by the SCF Agent to or on account of the SCF Obligations in such order, if any, as specified in the relevant SCF Loan Documents. Upon the Discharge of SCF Obligations, the SCF Agent shall deliver to the Notes Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements, to be applied by the Notes Agent to the Note Obligations in such order as specified in the Note Security Documents or as a court of competent jurisdiction may otherwise direct.

(b) So long as the Discharge of Note Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Note Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies or other Enforcement by either Agent or any Note Claimholders or SCF Claimholders, shall be delivered to the Notes Agent and shall be applied by the Notes Agent to the Note Obligations in such order as specified in the relevant Note Documents. Upon the Discharge of Note Obligations, the Notes Agent shall deliver to the SCF Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements to be applied by the SCF Agent to the SCF Obligations in such order as specified in the SCF Security Documents or as a court of competent jurisdiction may otherwise direct.

4.2 Payments Over in Violation of Agreement. So long as neither the Discharge of SCF Obligations nor the Discharge of Note Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Note Claimholders or SCF Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Note Claimholders or the SCF Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Note Claimholders or SCF Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of SCF Obligations and Discharge of Note Obligations.

4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the SCF Agent or the SCF Claimholders may be applied, reversed and reapplied, in whole or in part, to the SCF Obligations to the extent provided for in the SCF Loan Documents and (b) the Notes Agent or the Note Claimholders may be applied, reversed and reapplied, in whole or in part, to the Note Obligations to the extent provided for in the Note Documents.

V.	OTHER AGREEMENTS.

5.1 Releases.

(a) (i) If, in connection with any Enforcement by the SCF Agent (including as provided for in Section 3.1(b) or 6.9(a)), the SCF Agent, on behalf of any of the SCF Claimholders, releases any of its Liens on any part of the SCF Primary Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Notes Agent, on behalf of the Note Claimholders, promptly shall execute and deliver to the SCF Agent or such Grantor such termination statements, releases and other documents as the SCF Agent or such Grantor may request to effectively confirm such release.

(ii) If, in connection with any Enforcement by the Notes Agent (including as provided for in Sections 3.2(b) or 6.9(b)), the Notes Agent, on behalf of any of the Note Claimholders, releases any of its Liens on any part of the Note Primary Collateral, then the Liens, if any, of the SCF Agent, for the benefit of the SCF Claimholders, on the Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 and 3.4, including the Notes Agent’s obligation to ensure that the SCF Agent and SCF Claimholders shall be able to exercise their rights under Sections 3.3 and 3.4 during the Access Period or Use Period, as applicable, shall continue. The SCF Agent, on behalf of the SCF Claimholders, promptly shall execute and deliver to the Notes Agent or such Grantor such termination statements, releases and other documents as the Notes Agent or such Grantor may request to effectively confirm such release.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of the SCF Loan Documents, including by virtue of the consent of the SCF Lenders, the Required Lenders (as such term is defined in the SCF Credit Agreement), or the Majority SCF Lenders (other than in connection with the Discharge of SCF Obligations), the SCF Agent, on behalf of any of the SCF Claimholders, releases any of its Liens on any part of the SCF Primary Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Note Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The Notes Agent, on behalf of the Note Claimholders, promptly shall execute and deliver to the SCF Agent or such Grantor such termination statements, releases and other documents as the SCF Agent or such Grantor may reasonably request to effectively confirm such release. If, in connection with any Disposition permitted under the terms of the Note Documents (other than in connection with the Discharge of the Note Obligations), the Notes Agent, on behalf of any of the Note Claimholders, releases any of its Liens on any part of the Note Primary Collateral, then the Liens, if any, of the SCF Agent, for the benefit of the SCF Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released. The SCF Agent on behalf of the SCF Claimholders promptly shall execute and deliver to the Notes Agent or such Grantor such termination statements, releases and other documents as the Notes Agent or such Grantor may reasonably request to effectively confirm such release.

(c) Until the Discharge of SCF Obligations and Discharge of Note Obligations shall occur, the SCF Agent, on behalf of the SCF Claimholders, and the Notes Agent, on behalf of the Note Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of SCF Obligations and Discharge of Note Obligations shall occur, to the extent that the Agents or the SCF Claimholders or the Note Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new liens from any Grantor, then, in accordance with Section 2.3, the Grantors shall grant a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for the benefit of the SCF Claimholders or Note Claimholders, as applicable.

5.2 Insurance.

(a) Unless and until the Discharge of SCF Obligations and subject to the terms of, and the rights of the Grantors under, the SCF Loan Documents, the SCF Agent, on behalf of the SCF Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the SCF Primary Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral. Until the Discharge of SCF Obligations has occurred, (i) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the SCF Loan Documents shall be paid to the SCF Agent for the benefit of the SCF Claimholders pursuant to the terms of the SCF Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of SCF Obligations has occurred, and subject to the rights of the Grantors under the Note Security Documents, to the Notes Agent for the benefit of the Note Claimholders to the extent required under the Note Security

Documents and then, to the extent no Note Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if the Notes Agent or any Note Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to SCF Primary Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the SCF Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Note Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Note Documents, (i) the Notes Agent, on behalf of the Note Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Note Primary Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Note Documents shall be paid to the Notes Agent for the benefit of the Note Claimholders pursuant to the terms of the Note Documents and thereafter, if the Discharge of Note Obligations has occurred, and subject to the rights of the Grantors under the SCF Loan Documents, to the SCF Agent for the benefit of the SCF Claimholders to the extent required under the SCF Security Documents and then, to the extent no SCF Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the SCF Agent or any SCF Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment with respect to Note Primary Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Notes Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.

5.3 Amendments to SCF Loan Documents and Note Documents; Refinancing.

(a) Subject to Sections 5.3(c) and 5.3(d), the SCF Loan Documents and Note Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The SCF Obligations may be Refinanced without notice to, or the consent of the Notes Agent or the Note Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the Note Obligations may be Refinanced without notice to, or consent of, the SCF Agent or the SCF Claimholders and without affecting the Lien subordination and other provisions of this Agreement so long as either such Refinancing of the Note Obligations is on terms and conditions no less than favorable to the to the Borrowers than the terms and conditions to the Borrowers under the SCF Credit Agreement than the terms and conditions contained in the Indenture and in a principal amount not in excess of the principal balance of the Notes outstanding under the Indenture as of the time of such Refinancing or the SCF Agent otherwise consents; provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the Notes Agent and the Note Claimholders or the SCF Agent and the SCF Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if, for whatever reason, the lenders or holders of such Refinancing debt fail to comply with the requirements of the preceding proviso, the Agent for the non-Refinanced Debt in its sole and absolute discretion may proceed in whatever manner it so elects, including to elect to nonetheless bind the lenders or holders of the Refinancing debt to the provisions of this Agreement consistent with the provisions of Section 8.14. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement.

(b) Subject to Sections 5.3(c) and 5.3(d), the SCF Agent and the Notes Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the SCF Documents and Note Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

(c) Without the consent of the Notes Agent, the SCF Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of, or consent to any waiver of departure from, the SCF Loan Documents, whether in a Refinancing or otherwise, that: (i) increases the highest Applicable Margin (as defined in the SCF Credit Agreement in effect on the date hereof) by more than 200 basis points, except in connection with the imposition of a default rate of interest in accordance with the terms of the SCF Credit Agreement as in effect on the date of this Agreement, (ii) shortening any scheduled date upon which payments of principal or interest on the SCF Obligations are due to an earlier date, or shortening the final maturity date of the Loans (as defined in the SCF Credit Agreement) to an earlier date, except, in either case, as a result of the occurrence of a SCF Default, including any right of acceleration as a result thereof, (iii) changes or adds any event of default or any negative covenant with respect to the SCF Obligations in a manner which is more adverse to the Note Claimholders or more restrictive to the Company or its Subsidiaries, unless such amendment or modification to any negative covenant, or the addition of any event of default, is made in the Note Documents in direct response and corresponds to an adverse amendment or modification to any covenant, or the addition of any event of default, to the SCF Loan Documents (in which case the Company and their Subsidiaries shall, at the request of the Notes Agent, agree to such amendment or modification of the appropriate Note Documents); provided that in the case of any negative covenant that is financial covenant, (x) if and to the extent the Note Documents then include such a covenant, the relative differences, if any, between such covenant as reflected in the Note Documents and the SCF Loan Documents as of the date hereof or as of the date such covenant was permissibly added to the Note Documents, as applicable, shall be maintained, and in no event shall be more restrictive, and the addition of any event of default to the Indenture shall be consistent with any event of default added to the SCF Credit Agreement and (y) no such consent of the Notes Agent, and no such amendment or modification to the Notes Documents, shall be required with respect to any change to or addition of any Maintenance Covenant, unless the SCF Agent previously or contemporaneously has consented to the inclusion of such a covenant in the Note Documents pursuant to the provisions of Section 5.3(d); or (iv) changes or adds any consensual encumbrance or restriction of any kind on the express ability of the Company or any of the Company Subsidiaries to pay any Note Obligations beyond that provided for in the SCF Loan Documents as in effect on the date hereof.

(d) Without the consent of the SCF Agent, the Notes Agent and the Note Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of, or consent to any waiver of departure from, the Note Documents, whether in a Refinancing or otherwise, that: (i) increases the interest rate on the Notes set forth in the Indenture as of the date hereof by more than 200 basis points, except in connection with the imposition of a default rate of interest in accordance with the terms of the Indenture as in effect on the date of this Agreement, (ii) changes any scheduled date upon which payments of principal or interest on the Note Obligations are due to an earlier date (including changing the final maturity date of the Notes to an earlier date) or changes or adds to the mandatory payment, prepayment or repurchase provisions of the Indenture, as in effect on the date of this Agreement, in a manner that increases the amount of, or requires additional or accelerated, prepayments or repurchases, except, in either case, as a result of the occurrence of a Note Default, including any right of acceleration as a result thereof, (iii) adds any Maintenance Covenant to the Note Documents, (iv) changes or adds any event of default or any negative covenant with respect to the Note Obligations in a manner which is more adverse to the SCF Claimholders or more restrictive to the Company, or their Subsidiaries (provided that in the case of any change to a financial covenant, the relative difference between the financial covenants, if and to the extent the Notes have any such covenant in the respective documents, will be maintained), unless such amendment or modification to any negative covenant or the addition of any event of default, is made in the SCF Loan Documents in direct response and corresponds to an adverse amendment or modification to any covenant, or the addition of any event of default, to the Note Documents (in which case the Company and their Subsidiaries shall, at the request of the SCF Agent, agree to such amendment or modification of the appropriate SCF Loan Documents); or (v) changes or adds any consensual encumbrance or restriction of any kind on the express ability of the Company or any of the Company Subsidiaries to pay and SCF Obligations beyond that provided in the Note Documents as in effect on the date hereof.

5.4 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Account Agreements, being the “Pledged Collateral”) as

(i) in the case of the SCF Agent, the collateral agent for the SCF Claimholders under the SCF Loan Documents or, in the case of the Notes Agent, the collateral agent for the Note Claimholders under the Note Documents and (ii) gratuitous bailee for the benefit of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the SCF Loan Documents and the Note Documents, respectively, subject to the terms and conditions of this Section 5.4. The Notes Agent and the Note Claimholders hereby appoint the SCF Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Company and their Subsidiaries. The SCF Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of the Notes Agent and the other Note Claimholders under each Account Agreement and that any proceeds received by the SCF Agent under any Account Agreement shall be applied in accordance with Article IV.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other SCF Claimholder, or to any other Note Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or proceeds thereof upon a Discharge of SCF Obligations or Discharge of Note Obligations, as applicable, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the SCF Loan Documents, the Note Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other SCF Claimholder or any other Note Claimholder.

(d) Upon the Discharge of SCF Obligations or the Discharge of Note Obligations, as applicable, the Agent under the credit facility that has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of SCF Obligations and the Discharge of Note Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.

(e) Subject to the terms of this Agreement, (i) so long as the Discharge of SCF Obligations has not occurred, the SCF Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other SCF Loan Documents, but only to the extent that such Collateral constitutes SCF Primary Collateral, as if the Liens of the Notes Agent on behalf of the Note Claimholders did not exist, and (ii) so long as the Discharge of Note Obligations has not occurred, the Notes Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Note Documents, but only to the extent that such Collateral constitutes Note Primary Collateral, as if the Liens of the SCF Agent on behalf of the SCF Claimholders did not exist.

5.5 When Discharge of SCF Obligations and Discharge of Note Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of SCF Obligations or the Discharge of Note Obligations, the Company thereafter enters into any Permitted Refinancing of any SCF Obligation or Note Obligation, as applicable, then such Discharge of SCF Obligations or the Discharge of Note Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of SCF Obligations or the Discharge of Note Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Company and the Company Subsidiaries), and, from and after the date on which the New Debt Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as SCF Obligations or Note Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the SCF Agent or the Notes Agent, as applicable, under such new SCF Loan Documents or Note Documents, as applicable, shall be the SCF Agent or the Notes Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new SCF Loan Documents or new Note Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), the other Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to the other Agent and the SCF Claimholders or the Note Claimholders, as applicable, to be bound by the terms of this Agreement.

VI.	INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Finance and Sale Issues. The Notes Agent, on behalf of the Note Claimholders, hereby agrees that, until the Discharge of SCF Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the SCF Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy

Code), on which the SCF Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the SCF Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then any Note Claimholder will not be entitled to raise (and will not raise), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose, such Cash Collateral use or DIP Financing (including that the Note Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) it is acceptable to the court presiding over such Insolvency or Liquidation Proceeding, (ii) the Notes Agent and the other Note Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Note Primary Collateral in a manner inconsistent with the terms of this Agreement, and (iii) the terms of the Cash Collateral use or the DIP Financing (a) do not compel the applicable Grantor to seek confirmation of a specific Plan of Reorganization for which all or substantially all of the material terms of such plan are set forth in the Cash Collateral use or DIP Financing documentation or a related document, (b) do not expressly require the liquidation of any material portion of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order (exclusive of any slow moving, obsolete, damaged or surplus Collateral), and (c) require that any Lien on the Note Primary Collateral to secure such DIP Financing is subordinate to the Lien of the Notes Agent securing the Note Obligations with respect thereto. To the extent that the Liens securing the SCF Obligations are subordinated to or pari passu with any Cash Collateral use or any DIP Financing that meets the requirements of clauses (i) through (iii) of the proceeding sentence, the Notes Agent shall be required to subordinate and will subordinate its Liens in the SCF Primary Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the SCF Agent in its sole and absolute discretion).

6.2 Relief from the Automatic Stay.

(a) Until the Discharge of SCF Obligations, the Notes Agent, and the other Note Claimholders, agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the SCF Primary Collateral, without the prior written consent of the SCF Agent (given or not given in its sole and absolute discretion), unless (i) the SCF Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such SCF Primary Collateral and (ii) a corresponding motion, in the reasonable judgment of the Notes Agent, must be filed for the purpose of preserving the Notes Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Note Claimholders shall otherwise remain subject to the Note Standstill Period following the granting of any such relief from the automatic stay.

(b) Until the Discharge of Note Obligations has occurred, the SCF Agent, on behalf of the SCF Claimholders, agrees that none of them shall seek (or support any other

Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Note Primary Collateral (other than to the extent such relief is required to exercise its rights under Sections 3.3 and 3.4), without the prior written consent of the Notes Agent (given or not given in its sole and absolute discretion), unless (i) the Notes Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Note Primary Collateral and (ii) a corresponding motion, in the reasonable judgment of the SCF Agent, must be filed for the purpose of preserving the SCF Agent’s ability to receive residual distributions pursuant to Section 4.1, although the SCF Agent shall otherwise remain subject to the SCF Standstill Period following the granting of any such relief from the automatic stay.

6.3 Adequate Protection.

(a) The Notes Agent, on behalf of itself and the Note Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to contest (or support any other Person contesting):

(1) any request by the SCF Agent or the other SCF Claimholders for relief from the automatic stay with respect to the SCF Primary Collateral; or

(2) any request by the SCF Agent or the other SCF Claimholders for adequate protection with respect to the SCF Primary Collateral; or

(3) any objection by the SCF Agent or the other SCF Claimholders to any motion, relief, action or proceeding based on the SCF Agent or the other SCF Claimholders claiming a lack of adequate protection with respect to the SCF Primary Collateral.

(b) The SCF Agent, on behalf of itself and the SCF Claimholders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting):

(1) any request by the Notes Agent or the other Note Claimholders for relief from the automatic stay with respect to the Note Primary Collateral; or

(2) any request by the Notes Agent or the Note Claimholders for adequate protection with respect to the Note Primary Collateral; or

(3) any objection by the Notes Agent or the Note Claimholders to any motion, relief, action or proceeding based on the Notes Agent or the Note Claimholders claiming a lack of adequate protection.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(1) no Note Claimholder shall be entitled (and each Note Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in the SCF Primary Collateral, whether in connection with any Cash Collateral use, any DIP Financing, or otherwise, without the express written consent of the SCF Agent (given or not given in its sole and absolute discretion). Any type of such adequate protection that might be granted in favor of any Note Claimholder with respect to any interest such Claimholder may have in the SCF Primary Collateral (even if such adequate protection shall be in the form of a Lien on property that is not of a type that otherwise would have constituted SCF Primary Collateral) will be subordinated to the Liens securing the SCF Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) permitted pursuant to Section 6.1 on the same basis as the other Liens of the Notes Agent on SCF Primary Collateral; and

(2) no SCF Claimholder shall be entitled (and each SCF Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection in respect of Note Primary Collateral without the express written consent of the Notes Agent (given or not given in its sole and absolute discretion). Any type of such adequate protection that might be granted in favor of any SCF Claimholder with respect to any interest such Claimholder may have in the Note Primary Collateral (even if such collateral is not of a type which would otherwise have constituted Note Primary Collateral), shall be subordinated to the Liens on such collateral securing the Note Obligations, any such DIP Financing (and all Obligations relating thereto) permitted pursuant to Section 6.1 all on the same basis as the other Liens of the SCF Agent on Note Primary Collateral.

(d) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the SCF Primary Collateral, nothing herein shall limit the rights of the Notes Agent or the Note Claimholders from seeking adequate protection with respect to their rights in the Note Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Note Primary Collateral, nothing herein shall limit the rights of the SCF Agent or the SCF Claimholders from seeking adequate protection with respect to their rights in the SCF Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 Avoidance Issues. If any SCF Claimholder or Note Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of SCF Obligations or the Note Obligations, as applicable (a “Recovery”), then such SCF Claimholders or Note Claimholders shall be entitled to a reinstatement of SCF Obligations or the Note Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reorganization Securities. Subject to the ability of the SCF Claimholders and the Note Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of SCF Obligations and on account of Note Obligations, then, to the extent the debt obligations distributed on account of the SCF Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

6.6 Post-Petition Interest.

(a) Neither the Notes Agent nor any Note Claimholder shall oppose or seek to challenge any claim by the SCF Agent or any SCF Claimholder for allowance in any Insolvency or Liquidation Proceeding of SCF Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any SCF Claimholder’s claim, without regard to the existence of the Lien of the Notes Agent on behalf of the Note Claimholders on the Collateral; provided that nothing contained in this Section 6.6(a) prohibits the Notes Agent on behalf of the Note Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Note Primary Collateral in any Insolvency or Liquidation Proceeding if such Note Primary Collateral is the source of payment of post-petition interest, fees or expenses payable to the SCF Agent or any SCF Loan Claimholder.

(b) Neither the SCF Agent nor any other SCF Claimholder shall oppose or seek to challenge any claim by the Notes Agent or any Note Claimholder for allowance in any Insolvency or Liquidation Proceeding of Note Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Note Claimholder’s claim, without regard to the existence of the Lien of the SCF Agent on behalf of the SCF Claimholders on the Collateral; provided that nothing contained in this Section 6.6(b) prohibits the SCF Agent on behalf of the SCF Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the SCF Primary Collateral in any Insolvency or Liquidation Proceeding if such SCF Primary Collateral is the source of payment of post-petition interest, fees or expenses payable to the Notes Agent or any Note Claimholder.

6.7 Right to Contest Any Other Liens. Except solely as provided in Section 6.1, neither the SCF Agent, on behalf of the other SCF Claimholders, nor the Notes Agent, on behalf of the Note Claimholders, shall be under any obligation to agree to or otherwise permit any other Liens to be granted on the Collateral. Without limiting the generality of the foregoing, and except solely as provided in Section 6.1, neither Agent shall be under any obligation to agree to or otherwise permit any of its Liens in the Collateral to be subordinated (or to permit the Liens of any other Person to be pari passu with its Liens in the Collateral) in any Insolvency or Liquidation Proceeding (including any subordination or pari passu treatment that would result from the imposition of any lien pursuant to Section 364(d) of the Bankruptcy Code), and in addition to its rights under this Agreement (including Section 2.1), and notwithstanding any other provision of Article VI (other than Section 6.1) to the contrary, each Agent shall be entitled to assert (or otherwise avail itself of) any rights, powers and/or remedies, including any rights under Sections 364 and 361 of the Bankruptcy Code, in opposition to the imposition of any such other Lien, including any such attempted subordination or pari passu treatment, including in connection with any Cash Collateral use or DIP Financing that is inconsistent with the provisions of Section 6.1.

6.8 Separate Grants of Security and Separate Classification. The Notes Agent, on behalf of the Note Claimholders, and the SCF Agent on behalf of the SCF Claimholders, acknowledge and intend that: the grants of Liens pursuant to the SCF Security Documents and the Note Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Note Obligations are fundamentally different from the SCF Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the SCF Claimholders and the Note Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the SCF Claimholders and the Note Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of SCF Obligations and Note Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the SCF Primary Collateral or Note Primary Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-primary), the SCF Claimholders or the Note Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of primary Collateral for each of the SCF Claimholders and the Note Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-primary, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9 Asset Dispositions in an Insolvency or Liquidation Proceeding.

(a) Without limiting the SCF Agent’s and the SCF Claimholders’ rights under Section 3.1(b), neither the Notes Agent nor any other Note Claimholder shall, in any

Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any SCF Primary Collateral that is supported by the SCF Claimholders, and the Notes Agent and each other Note Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any SCF Primary Collateral supported by the SCF Claimholders and to have released their Liens on such assets; provided that to the extent the proceeds of such Collateral are not applied to reduce SCF Obligations the Notes Agent shall retain a Lien on such proceeds in accordance with the terms of this Agreement.

(b) Without limiting the Notes Agent’s and the Note Claimholders’ rights under Section 3.2(b), neither the SCF Agent nor any other SCF Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Note Primary Collateral that is supported by the Note Claimholders and made subject to Section 3.3(d), and the SCF Agent and each other SCF Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Note Primary Collateral supported by the Note Claimholders and to have released their Liens on such assets; provided that to the extent the proceeds of such Collateral are not applied to reduce Note Obligations the SCF Agent shall retain a Lien on such proceeds in accordance with the terms of this Agreement; provided further that the SCF Agent’s and the SCF Claimholders’ rights under Sections 3.3 and 3.4 shall survive any such sale or disposition.

VII.	RELIANCE; WAIVERS; ETC.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the SCF Agent, on behalf the SCF Claimholders, acknowledges that it and the other SCF Claimholders have, independently and without reliance on the Notes Agent or any Note Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into SCF Loan Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the SCF Loan Documents or this Agreement. The Notes Agent, on behalf the Note Claimholders, acknowledges that it and the other Note Claimholders have, independently and without reliance on the SCF Agent or any other SCF Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the other Note Documents and be bound by the terms of this Agreement, and they will continue to make their own credit decision in taking or not taking any action under the Note Documents or this Agreement.

7.2 No Warranties or Liability. The SCF Agent, on behalf of the SCF Claimholders, acknowledges and agrees that each of the Notes Agent and the Note Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Note Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Notes Agent and the Note Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Note

Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent, on behalf the Note Claimholders, acknowledges and agrees that the SCF Agent and the other SCF Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other SCF Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the SCF Agent and the other SCF Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective SCF Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent and the Note Claimholders shall have no duty to the SCF Agent or any of the SCF Claimholders, and the SCF Agent and the other SCF Claimholders shall have no duty to the Notes Agent or any of the other Note Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the SCF Loan Documents and the Note Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Agents, the other SCF Claimholders or the other Note Claimholders to enforce any provision of this Agreement or any SCF Loan Document or Note Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, SCF Claimholder or Note Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the SCF Loan Documents or any of the Note Documents, regardless of any knowledge thereof which the Agents or the SCF Claimholders or Note Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the SCF Loan Documents and Note Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the other SCF Claimholders and the other Note Claimholders may, at any time and from time to time in accordance with the SCF Loan Documents and Note Documents and/or applicable law, without the consent of, or notice to, the other Agent or the SCF Claimholder or the Note Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the SCF Loan Documents or the Note Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the SCF Claimholders and the Note Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any SCF Loan Documents or any Note Documents;

(b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the SCF Obligations or Note Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any SCF Loan Document or any Note Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the SCF Obligations or Note Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the SCF Agent, the SCF Obligations, any SCF Claimholder, the Notes Agent, the Note Obligations or any Note Claimholder in respect of this Agreement.

VIII.	MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any SCF Loan Document or any Note Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the SCF Claimholders and Note Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the SCF Claimholders or the Note Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the SCF Claimholders and the Note Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the SCF Agent, the SCF Claimholders and the SCF Obligations, the date of the Discharge of SCF Obligations, subject to the rights of the SCF Claimholders under Section 6.4; and

(b) with respect to the Notes Agent, the Note Claimholders and the Note Obligations, the date of the Discharge of Note Obligations, subject to the rights of the Note Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Notes Agent or the SCF Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4 Information Concerning Financial Condition of the Company and Their Subsidiaries. The SCF Agent and the SCF Claimholders, on the one hand, and the Notes Agent and the Note Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the SCF Obligations or the Note Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the SCF Obligations or the Note Obligations. Neither the SCF Claimholders, on the one hand, nor the Note Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the SCF Agent or any of the other SCF Claimholders, on the one hand, or the Notes Agent or any of the other Note Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Note Claimholders actually pays over to the SCF Agent or the SCF Claimholders under the terms of this Agreement, the Note Claimholders shall be subrogated to the rights of the SCF Claimholders; provided, however, that the Notes Agent, on behalf of the Note Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of SCF Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Note Claimholders that are paid over to the SCF Claimholders pursuant to this Agreement shall not reduce any of the Note Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), none of the Note Claimholders shall have any claim against any of the SCF Claimholders for any impairment of any subrogation rights herein granted to the Note Claimholders.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the SCF Claimholders actually pays over the Note Claimholders under the terms of this Agreement, the SCF Claimholders shall be subrogated to the rights of the Note Claimholders; provided, however, that the SCF Agent, on behalf of the SCF Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Note Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the SCF Claimholders that are paid over to the Note Claimholders pursuant to this Agreement shall not reduce any of the SCF Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), none of the SCF Claimholders shall have any claim against any of the Note Claimholders for any impairment of any subrogation rights herein granted to the SCF Claimholders.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE NOTE CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE SCF CLAIMHOLDERS (IN THE CASE OF THE SCF AGENT), IRREVOCABLY:

(1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE NOTES AGENT AND THE SCF AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES, THE COMPANY AND THE SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.18, NONE OF THE SCF CLAIMHOLDERS (OTHER THAN THE SCF AGENT) OR THE NOTE CLAIMHOLDERS (OTHER THAN THE NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2.

(2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND

(5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE SCF LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SCF LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7 Notices. All notices permitted or required under this Agreement need be sent only to the Notes Agent and the SCF Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Note Claimholders or the SCF Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The SCF Agent, on behalf of the SCF Claimholders, and the Notes Agent, on behalf of the Note Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the SCF Agent or the Notes Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10 Specific Performance. Each of the SCF Agent and the Notes Agent may demand specific performance of this Agreement. The SCF Agent, on behalf of itself and the SCF Claimholders, and the Notes Agent, on behalf of itself and the Note Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the SCF Agent or the other SCF Claimholders or the Notes Agent or the other Note Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.

8.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.13 Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Note Claimholders to the terms of this Agreement. The SCF Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other SCF Claimholders to the terms of this Agreement.

8.14 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other SCF Claimholders and the other Note Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Indenture and the SCF Credit Agreement shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the Notes Agents, and the other Note Claimholders (and their respective successors and assigns) and on the SCF Agent and the other SCF Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other SCF Claimholders, and the other Note Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the SCF Credit Agreement and the Indenture. the obligations of the Grantors.

8.15 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the SCF Claimholders on the one hand and the Note Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the SCF Agent and the other SCF Claimholders, or as between the Grantors and the Notes Agent and the other Note Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other SCF Loan Documents and the other Note Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.

8.16 Marshalling of Assets. The Notes Agent, on behalf of the Note Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Note Claimholder may have at any time under applicable law or otherwise to have the SCF Primary Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the SCF Agent’s Liens. The SCF Agent, on behalf of the SCF Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any SCF Claimholder may have at any time under applicable law or otherwise to have the Note Primary Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Notes Agent’s Liens.

8.17 No Purchase Option in Favor of Note Claimholders. Without in any manner limiting the other provisions of this Agreement (including as to the enforcement of the rights, powers, and/or remedies of the SCF Agent or the other SCF Claimholders in and to the Collateral), nothing herein is intended to grant the Note Claimholders the option to purchase the aggregate amount (or any other portion) of outstanding SCF Obligations, whether at par or at any other price or under any other terms or conditions.

8.18 Exclusive Means of Exercising Rights under this Agreement. The Note Claimholders shall be deemed to have irrevocably appointed the Notes Agent, and the SCF Claimholders shall be deemed to have irrevocably appointed the SCF Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Note Claimholders and the SCF Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) SCF Claimholders holding obligations in respect to Bank Products or Obligations in respect of Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the SCF Loan Documents (including any relating to Bank Products or Hedging Agreements) and any such individual SCF Claimholder may act against such Collateral, and (iii) SCF Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each Noteholder or group of Noteholders, and each SCF Lender or group of SCF Lenders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or in otherwise relation to the Collateral, except solely as provided in the proviso in the preceding sentence.

8.19 Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the SCF Agent, the Company, and the Company Subsidiaries and is the product of those Persons on behalf of themselves and the Note Claimholders (in the case of the Notes Agent) and the SCF Claimholders (in the case of the SCF Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any part or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

SCF Agent

BANK OF AMERICA, N.A., as SCF Agent

By:	ANDREW A. DOHERTY
Name:	Andrew A. Doherty
Title:	SVP

Notice Address:

Bank of America, N.A.
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attention: Business Capital - Account Executive
Telecopy No.: (770) 857-2947

with a copy to:

Bank of America, N.A.
6100 Fairview Road
Suite 200
Charlotte, NC 28210
Attention: Operations Manager
Telecopy No.: (704) 553-6738

Signature Page to Unifi Intercreditor Agreement

Notes Agent

U.S. BANK NATIONAL ASSOCIATION,
as Notes Agent

By:	R PROKOSCH
Name:	Richard Prokosch
Title:	Vice President

Notice Address:

U.S Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention: Richard Prokosch
Telecopy No.: (651) 495-8097

Signature Page to Unifi Intercreditor Agreement

Acknowledged and Agreed to by:

UNIFI, INC.,
a New York corporation

UNIFI SALES & DISTRIBUTION, INC.,
a North Carolina corporation,

UNIFI MANUFACTURING, INC.,
a North Carolina corporation

GLENTOUCH YARN COMPANY, LLC,
a North Carolina limited liability company

UNIFI MANUFACTURING VIRGINIA, LLC,
a North Carolina limited liability company

UNIFI EXPORT SALES, LLC,
a North Carolina limited liability company

UNIFI TEXTURED POLYESTER, LLC,
a North Carolina limited liability company

UNIFI INTERNATIONAL SERVICES, INC.,
a North Carolina corporation

UNIFI TECHNICAL FABRICS, LLC,
a North Carolina limited liability company

CHARLOTTE TECHNOLOGY GROUP, INC.,
a North Carolina corporation

UTG SHARED SERVICES, INC.
a North Carolina corporation

UNIMATRIX AMERICAS, LLC,
a North Carolina limited liability company,

SPANCO INDUSTRIES, INC.,
a North Carolina corporation,

SPANCO INTERNATIONAL, INC.,
a North Carolina corporation

By:	CHARLES F. MCCOY
Name:	Charles McCoy
Title:	Vice President

Notice Address:

Unifi, Inc.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

Attention: William M. Lowe

Telephone: (336) 316-5664

Telecopy: (336) 294-4751

with a copy to:

Unifi, Inc.

7201 West Friendly Avenue

Greensboro, North Carolina 27410

Attention: Charles McCoy, Esq.

Signature Page to Unifi Intercreditor Agreement